UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2022

Texas Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40610	86-2760335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

215 West Broad Street, Mineola, Texas		75773
(Address of Principal Executive Offices)		(Zip Code)

(903) 569-2602
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	TCBS	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Board of Directors of Texas Community Bancshares, Inc. (the “Company”) elected Demethrius T. Boyd, Kerry A. Kindle, Anthony R. Scavuzzo and Bryan Summerville to serve as Directors of the Company.  Mr. Boyd was elected to serve as a member of the class of Directors whose terms expire in 2024.  Mr. Kindle was elected to serve as a member of the class of Directors whose terms expire in 2022.  Messrs. Scavuzzo and Summerville were elected to serve as members of the class of Directors whose terms expire in 2023.

Neither individual was elected as a Director pursuant to any arrangement or understanding between the individual and any other person.

Mr. Boyd has been named to serve of the Nominating and Corporate Governance Committee of the Company’s Board of Directors.  Mr. Kindle has been named to serve on the Company’s Audit Committee.  Mr. Scavuzzo have been named to serve on the Company’s Executive Committee.  Mr. Summerville has been named to serve on the Company’s Compensation Committee.

Since the beginning of the Company’s last fiscal year, neither individual is a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and in which the amount involved exceeds $120,000, and in which any related person of the Company had or will have a direct or indirect material interest.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2022, the Company’s Board of Directors amended Article II, Section 12(a)(iv) of the Company’s Bylaws, relating to the residency qualification of directors of the Company, to read as follows (amendatory language is double underlined and deleted language is stricken), and restated the Bylaws to incorporate such amendment:

“(iv) other than the persons appointed as directors in connection with the formation of the Corporation and other than persons who are also executive officers of the Corporation or of the Corporation’s banking subsidiary, Mineola Community Bank, S.S.B., if such person did not, at the time of his or her first election or appointment to the Board of Directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to the Corporation for the sole purpose of determining compliance with this clause (iv)) within a ~~county in which~~ radius of one hundred fifty (150) miles from where the Corporation or any subsidiary thereof maintains an office (including a loan production office)~~, or in any county contiguous to a county in which the Corporation or any subsidiary thereof maintains an office (including a loan production office)~~ for a period of at least one (1) year before the date of his or her purported nomination, election or appointment to the Board of Directors.”

A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 hereto and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

3.2	Amended and Restated Bylaws of Texas Community Bancshares, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS COMMUNITY BANCSHARES, INC.

Date: January 26, 2022	By:	/s/ James H. Herlocker, III
James H. Herlocker, III
Chairman, President and Chief Executive Officer